Exhibit 10.9

[FORM OF]

AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT

This Amended and Restated Management Stockholder’s Agreement (this “Agreement”), initially entered into as of August 20, 2004 (the “Effective Date”) and amended and restated as of October 29, 2004, is made among PanAmSat Corporation, a Delaware corporation (the “Company”), PanAmSat Holding Corporation, a Delaware corporation (“Holdco”), and the undersigned person (the “Management Stockholder”) (the Company, Holdco and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, the Company entered into that certain Transaction Agreement, dated as of April 20, 2004 (the “Transaction Agreement”), by and among Constellation, LLC, a Delaware limited liability company (“Constellation”), the Company, The DIRECTV Group, Inc., a Delaware corporation, and PAS Merger Sub, Inc., a Delaware corporation, pursuant to which Constellation, on August 20, 2004, acquired all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”);

WHEREAS, on May 17, 2004, Constellation entered into letter agreements with Carlyle PanAmSat I, L.L.C. and Carlyle PanAmSat II, L.L.C. (together, “Carlyle”), on the one hand, and with PEP PAS, LLC and PEOP PAS, LLC (together, “Providence”), on the other hand, pursuant to which Constellation assigned to each of Carlyle and Providence the right under the Transaction Agreement to purchase shares of Company Common Stock at the same price per share paid by Constellation at the Stock Purchase Closing (as defined in the Transaction Agreement), and following the Stock Purchase Closing, Constellation beneficially owned approximately 44.44% of the Common Stock, and Carlyle and Providence (together with Constellation, the “Investors”) each beneficially owned approximately 27.41% of the Company Common Stock;

WHEREAS, in connection with the Stock Purchase Closing, the Management Stockholder entered into a Rollover Agreement with the Company, such agreement dated as of the Effective Date (the “Rollover Agreement”), pursuant to which the Management Stockholder and the Company agreed that certain options to acquire shares of Company Common Stock held by the Management Stockholder and granted pursuant to the PanAmSat Corporation 1997 Long-Term Incentive Plan (the “1997 Plan”), would be retained by the Management Stockholder after the Stock Purchase Closing (the “Rollover Option”) and certain unvested restricted stock units would be retained by the Management Stockholder (“Rollover Equity”);

WHEREAS, the Management Stockholder, as of the Effective Date, received an option to purchase shares of Company Common Stock (the “New Option”, together with the Rollover Option, the “Option”) pursuant to the terms set forth below and the terms of the 2004 Stock Option Plan for Key Employees of PanAmSat Corporation and Its Subsidiaries (the “Original Option Plan”) and the Stock Option Agreement, dated as of the Effective Date, entered into by and between the Company and the Management Stockholder (the “Original Stock Option Agreement”);

WHEREAS, the Company and the Management Stockholder, as of the Effective Date, entered into a Management Stockholder’s Agreement (the “Original Management Stockholder’s Agreement”);

WHEREAS, pursuant to the Original Management Stockholder’s Agreement, on the Effective Date: (i) the Company issued to the Management Stockholder a New Option to acquire shares of Company Common Stock, at an initial exercise price equal to $21.84453771 per share (the “Original Base Price”); (ii) the Management Stockholder purchased in connection with the Stock Purchase Closing [               ] shares of Company Common Stock (the “New Stock”, together with the Rollover Equity, the “Purchased Stock”) at a price per share of $21.84453771 from The DIRECTV Group, Inc.; (iii) the Management Stockholder, instead of receiving the amount that would otherwise be payable to the Management Stockholder in respect of the Rollover Option by operation of the provisions of Section 1.04 of the Transaction Agreement, retained at the Stock Purchase Closing such Rollover Option, which remained issued and outstanding pursuant to the terms of the Rollover Agreement and the 1997 Plan; and (iv) the Management Stockholder retained at the Stock Purchase Closing [               ] shares of Rollover Equity of the Company;

WHEREAS, following the Stock Purchase Closing, the Company effectuated a 1 : 4.36890754 stock split (the “Stock Split”), resulting in an adjustment of the Original Base Price to $5.00 per share (the “Base Price”);

WHEREAS, the stockholders of the Company have contributed their shares of Company Common Stock to Holdco in exchange for common stock, par value $0.01 per share, of Holdco (the “Common Stock”), and as a result the Company has become a wholly-owned subsidiary of Holdco;

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders’ Agreements”) which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”);

WHEREAS, Holdco has agreed to provide the Management Stockholder shares of Common Stock in lieu of Company Common Stock in accordance with the terms of this Agreement and the Other Management Stockholders’ Agreements;

WHEREAS, as of the date hereof, the Company is assigning to Holdco and Holdco is adopting and amending and restating the Original Option Plan (as amended and restated, the “Option Plan”) and the 1997 Plan;

WHEREAS, as of the date hereof, the Company, Holdco and the Management Stockholder are entering into an Amended and Restated Stock Option Agreement (the “Stock Option Agreement”); and

WHEREAS, the Company, Holdco and the Optionee wish to amend and restate the Original Management Stockholder’s Agreement in order to (i) reflect the Stock Split and (ii) substitute the Common Stock mutatis mutandis for the PanAmSat Common Stock.

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties hereby amend and restate the Original Management Stockholder’s Agreement as follows:

1.             Purchases of Additional Common Stock

With the consent of Holdco, the Management Stockholder shall be entitled to invest from time to time in deferred stock units at a price to be established by Holdco at the time of such investment.

2.             Management Stockholder’s Representations, Warranties and Agreements.

(a)  In addition to agreeing to the restrictions on transfer of Stock (as defined in Section 3) set forth in Sections 3 and 4, if the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also agrees and acknowledges that he will not transfer any shares of Stock unless:

(i)  the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)  (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to Holdco) shall have furnished Holdco with an opinion, reasonably satisfactory in form and substance to Holdco, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to Holdco) shall have furnished Holdco with an opinion or other advice reasonably satisfactory in form and substance to Holdco to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, Holdco acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 3, 4, 5, 6 or 9 hereof, (y) a transfer upon the death or Permanent Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b)  The certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT DATED

AS OF OCTOBER 29, 2004 AMONG PANAMSAT CORPORATION, PANAMSAT HOLDING CORPORATION (“HOLDCO”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF HOLDCO).”

(c)  The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of Holdco indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to Holdco’s transfer agent with respect to the Stock.  If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d)  If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify Holdco of such intended disposition and shall deliver to Holdco at or prior to the time of such disposition such documentation as Holdco may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to Holdco an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)  The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from Holdco that Holdco has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by Holdco.

(f)  The Management Stockholder represents and warrants that (i) with respect to the Stock, he has received and reviewed the available information relating to the Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, Holdco and the business and prospects of Holdco which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g)  The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

3.             Transferability of Stock.  The Management Stockholder agrees that he will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”), at the time of exercise, any shares of the Common Stock issuable or issued upon exercise of the Options (“Option Stock”; together with any other Purchased Stock and Common Stock otherwise acquired and/or held by the Management Stockholder Entities, “Stock”) at any time during the period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date; provided, however, that the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by Section 5 or 6; (b) transfers permitted by clauses (y) and (z) of Section 2(a); (c) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by Holdco, including without limitation a sale pursuant to Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (d) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 7); or (e) transfers permitted by the Board.  No transfer of any such shares in violation hereof shall be made or recorded on the books of Holdco and any such transfer shall be void ab initio and of no effect.

4.             Right of First Refusal.  (a)  If, at any time after the fifth anniversary of the Effective Date and prior to the date of consummation of a Qualified Public Offering, the Management Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clauses (y) and (z) of Section 2(a)) (the “Offeror”), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify Holdco in writing of his wish to accept the Third Party Offer.  The Management Stockholder’s notice to Holdco shall contain an irrevocable offer to sell such Stock to Holdco (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror).  At any time within fifteen (15) days after the date of the receipt by Holdco of the Management Stockholder’s notice, Holdco shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Third Party Offer, pursuant to Section 4(b).

(b)  Holdco shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of Holdco, at the equivalent all cash price, determined in good faith by the Holdco Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to Holdco wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of Holdco against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder; provided that if the Management Stockholder does not agree with the Holdco Board’s determination of “equivalent all cash price”, the Management Stockholder shall have the right to so notify Holdco, Holdco shall not have the right to purchase such shares and the Management Stockholder shall not have any right to sell such shares to a third party without initiating the process set forth in the first sentence of Section 4(a).  If at the end of the 15-day period, Holdco has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer.  Promptly after such sale, the Management Stockholder shall notify Holdco of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by Holdco.  If, at the end of sixty (60) days following the expiration of the 15-day period during which Holdco is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall, to the extent applicable, again be in effect with respect to such shares of the Stock.

(c)  Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

5.                                       The Management Stockholder’s Right to Resell Stock and Options to Holdco.

(a)  Except as otherwise provided herein, if, prior to the later of the fifth anniversary of the Effective Date and a Qualified Public Offering, the Management Stockholder is still in the employ of Holdco (and/or, if applicable, its subsidiaries) and the Management Stockholder’s employment is terminated as a result of the death or Permanent Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, for one year (the “Put Period”) following the date of such termination for death or Permanent Disability, have the right to:

(i)  With respect to the Stock, sell to Holdco, and Holdco shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Fair Market Value Per Share (the “Section 5 Repurchase Price”); and

(ii)  With respect to any outstanding Options, sell to Holdco, and Holdco shall be required to purchase, on one occasion, all of the exercisable Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event that the Management Stockholder Entities do not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(b) of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment.

(b)  In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to Holdco, at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to sell such Options in exchange for the payment referred to in Section 5(a)(ii) and shall indicate the number of shares of Stock to be sold and the number of Options to be sold with payment in respect thereof (the “Redemption Notice”).  The completion of the purchases shall take place at the principal office of Holdco on the tenth business day after the giving of the Redemption Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to Holdco wire transfer instructions), against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c)  Notwithstanding anything in Section 5(a) to the contrary and subject to Section 10(a), if there exists and is continuing a default or an event of default on the part of Holdco, the Company or any other subsidiary of Holdco under any loan, guarantee or other agreement under which Holdco, the Company or any other subsidiary of Holdco has borrowed money or if the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of Holdco, the Company or any other subsidiary of Holdco under any such agreement or if a repurchase would not be permitted under Section 170 of the Delaware General Corporation Law (the “DGCL”) or would otherwise violate the DGCL (or if Holdco reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), Holdco shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities until the first business day which is ten (10) calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 5(a)(ii), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 5(c) shall be the number of Exercisable Option Shares, in each case as specified in the Redemption Notice and held by the applicable Management Stockholder Entities at the time of delivery of the Redemption Notice in accordance with Section 5(b) hereof.  All Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the actual repurchase of such Options pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.  Notwithstanding the foregoing and subject to Section 6(d), if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice.

(d)  Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of Holdco which has arisen prior to such termination pursuant to this Section 5, this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

6.                                           Holdco’s Option to Purchase Stock and Options of Management Stockholder Upon Certain Terminations of Employment.

(a)  Termination for Cause by Holdco, Termination by the Management Stockholder without Good Reason and other Call Events.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Management Stockholder’s active employment with Holdco (and/or, if applicable, its subsidiaries) is terminated by Holdco (and/or, if applicable, its subsidiaries) for Cause, (ii) the Management Stockholder’s active employment with Holdco (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder without Good Reason, (iii) the beneficiaries of a Management Stockholder’s Trust shall include any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) or (iv) the Management Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from Holdco of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 6(a) Call Event”):

(A)          With respect to the Stock, Holdco may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Fair Market Value Per Share and (y) the Book Value Per Share (any such applicable repurchase price, the “Section 6(a) Repurchase Price”); and

(B)           With respect to the Options (other than the Rollover Options) if the event described in clause 6(a)(i), (iii) or (iv) has occurred, all such Options (whether or not then exercisable) held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof; and

(C)           With respect to the Options if the event described in clause 6(a)(ii) has occurred, Holdco may purchase all or any portion of the exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 6(a) Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event that Holdco does not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(f) of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment.

(b)  Termination without Cause by Holdco, and Termination by the Management Stockholder with Good Reason.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Management Stockholder’s active employment with Holdco (and/or, if applicable, its subsidiaries) is terminated by Holdco (and/or, if applicable, its subsidiaries) without Cause, or (ii) the Management Stockholder’s active employment with Holdco (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder with Good Reason, (each, a “Section 6(b) Call Event”):

(A)          With respect to the Stock, Holdco may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to: (i) in the case of Option Stock, the Book Value Per Share (or after a Public Offering, Market Value Per Share), or (ii) in the case of any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities, the Fair Market Value Per Share; and

(B)           With respect to the Options, Holdco may purchase all or any portion of the exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the price equal to the Book Value Per Share (or after a Public Offering, Market Value Per Share) over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event that Holdco does not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(d) or (e), as the case may be, of the Stock Option Agreement; provided, however, that, notwithstanding anything contained in the 1997 Plan or the applicable Rollover Option stock option agreement to the contrary, in the event of termination of the Management Stockholder’s employment by Holdco without Cause or by the Management Stockholder with Good Reason, all exercisable but unexercised Rollover Options shall terminate 10 years after the grant date.  All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment.

(c)  Termination for Death or Disability.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder’s employment with Holdco (and/or, if applicable, its subsidiaries) is terminated as a result of the death or Permanent Disability of the Management Stockholder (each a “Section 6(c) Call Event”), then Holdco may:

(A)          With respect to the Stock, purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Fair Market Value Per Share; and

(B)           With respect to the Options, purchase all or any portion of the exercisable Options for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event that Holdco does not exercise the foregoing rights all exercisable but unexercised Options (other than the Rollover Options) shall terminate pursuant to the terms of Section 3.2(b) of the Stock Option

Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment.

(d)  Call Notice.  Holdco shall have a period of (i) sixty (60) days from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) and (ii) thirty (30) days from the date the Management Stockholder rescinds a Redemption Notice pursuant to the last sentence of Section 5(c), in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”).  The completion of the purchases pursuant to the foregoing shall take place at the principal office of Holdco on the tenth business day after the giving of the Call Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 6) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to Holdco wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e)  Delay of Call.  Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 10(a), if there exists and is continuing any Event, Holdco shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(d) hereof) from the applicable Management Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 6(a), 6(b) or 6(c), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, in each case held by the applicable Management Stockholder Entities at the time of delivery of (and as set forth in) a Call Notice in accordance with Section 6(d) hereof.  All Options exercisable as of the date of a Repurchase Notice, in the case of a repurchase pursuant to Section 6(a), 6(b) or 6(c), shall continue to be exercisable until the actual repurchase of such Options pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.  Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to cause Holdco to rescind any Repurchase Notice but Holdco shall have another thirty (30) days from the date the Event ceases to exist to give another Repurchase Notice on the terms applicable to the first Repurchase Notice.

(f)  Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of Holdco, this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

7.             Adjustment of Repurchase Price; Definitions.

(a)  Adjustment of Repurchase Price.  In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b)  Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in the recitals.

“Board” shall mean the board of directors of the Company.

“Book Value Per Share” shall mean (a) the Base Price plus (b) the quotient of (A)(i) the aggregate net income of the Company from and after the Effective Date until October 8, 2004 (as decreased by any net losses from and after the Effective Date until October 8, 2004) excluding any one time costs and expenses charged to income associated with the Stock Purchase Closing and any related transactions plus (ii) the aggregate net income of Holdco from and after October 8, 2004 (as decreased by any net losses from and after October 8, 2004) plus (iii) the aggregate dollar amount contributed to (or credited to common stockholders’ equity of) the Company after the Effective Date until October 8, 2004 as equity of the Company (including consideration that would be received upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into Common Stock and other stock equivalents) plus (iv) the aggregate dollar amount contributed to (or credited to common stockholders’ equity of) Holdco from and after October 8, 2004 as equity of Holdco (including consideration that would be received upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into Common Stock and other stock equivalents) plus (v) to the extent reflected as deductions to Book Value Per Share in clause (i) or (ii) above, unusual or other items recognized by the Company or Holdco (including, without limitation, extraordinary charges, and one time or accelerated write-offs of good will, net of the related impact on the provision for income taxes), in each case, if and to the extent determined in good faith by the Board or the Holdco Board, as applicable, plus (vi) the amortization of purchase accounting adjustments occurring as a result of the Stock Purchase Closing, minus (vii) to the extent reflected as additions to Book Value Per Share in clause (i) or (ii) above, unusual or other items recognized by the Company or Holdco, in each case, if and to the extent determined in good faith by the Board or the Holdco Board, as applicable, minus (viii) the aggregate dollar amount of any dividends paid by the Company after the Effective Date and prior to October 8, 2004 or Holdco on or after October 8, 2004, divided by (B) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock.  The items referred to in the calculations set forth in clauses (b)(A)(i) through (viii) of the immediately preceding sentence shall be determined in good faith, and to the extent possible, in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of Holdco.

“Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events, and Section 6(c) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(d) hereof.

“Carlyle” shall have the meaning set forth in the recitals.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Management Stockholder and Holdco or any of its subsidiaries or Rule 405 Affiliates; or, if there is no such employment or change in-control agreement, “Cause” shall mean (i) the Management Stockholder’s willful and continued failure to perform his or her material duties with respect to Holdco or it subsidiaries which continues beyond ten (10) days after a written demand for substantial performance is delivered to the Management Stockholder by Holdco or any such subsidiary (the “Cure Period”), (ii) the willful or intentional engaging by the Management Stockholder in conduct that causes material and demonstrable injury, monetarily or otherwise, to Holdco or its subsidiaries, the Investors and its Rule 405 Affiliates, (iii) conviction of, or a plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof or (B) a misdemeanor involving moral turpitude, or (iv) a material breach of by the Management Stockholder of this Agreement or other agreements, including, without limitation, engaging in any action in breach of restrictive covenants, herein or therein, that continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured).

“Change in Control” means in one or a series of related transactions (i) the sale of all or substantially all of the assets of Holdco to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the voting stock of Holdco being held by an Unaffiliated Person; (iii) a merger, consolidation, recapitalization or reorganization of Holdco with or into another Unaffiliated Person; if and only if any such event listed in clauses (i) through (iii) above results in the inability of the Investors, or any member or members of the Investors, to designate or elect a majority of the Holdco Board (or the board of directors of the resulting entity or its parent company).  For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) an Investor or any member of the Investors, (y) a Rule 405 Affiliate of any Investor or any member of any Investor, or (z) an entity in which any Investor, or any member of any Investor holds, directly or indirectly, a majority of the economic interests in such entity.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the introductory paragraph.

“Company Common Stock” shall have the meaning set forth in the recitals.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group.

“Constellation” shall have the meaning set forth in the recitals.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“DGCL” shall have the meaning set forth in Section 5(c) hereof.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the Repurchase Calculation Date, could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value Per Share” shall mean the Market Value Per Share, or, if there has been no Qualified Public Offering, the fair market value of the Common Stock as determined (i) in the good faith discretion of the Holdco Board after consultation with an independent investment banking firm and (ii) without any premiums for control or discounts for minority interests or restrictions on transfer.

“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Management Stockholder and Holdco or any of its subsidiaries or Rule 405 Affiliates; or, if there is no such employment or change-in-control agreement, “Good Reason” shall mean (i) a reduction in the Management Stockholder’s base salary or annual incentive compensation (other than a general reduction in base salary that affects all members of senior management in substantially the same proportions, provided that the Management Stockholder’s base salary is not reduced by more than 10%); (ii) a substantial reduction in the Management Stockholder’s duties and responsibilities; or (iii) a transfer of the Management Stockholder’s primary workplace by more than fifty miles from his workplace as of the Effective Date.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Holdco” shall have the meaning set forth in the introductory paragraph.

“Holdco Board” shall mean the board of directors of Holdco.

“Investors” shall have the meaning set forth in the recitals.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Market Value Per Share” shall mean, on the Repurchase Calculation Date, the price per share equal to (i) the average of the last sale price of the Common Stock for the five (5) trading days ending on the Repurchase Calculation Date on each stock exchange on which the Common Stock may at the time be listed or, (ii) if there shall have been no sales on any such exchanges on the Repurchase Calculation Date on any given day, the average of the closing bid and asked prices of the Common Stock on each such exchange for the five (5) trading days ending on the Repurchase Calculation Date or, (iii) if there is no such bid and asked price on the Repurchase Calculation Date, the average of the closing bid and asked prices of the Common Stock on the next preceding date when such bid and asked price occurred or, (iv) if the Common Stock shall not be so listed, the average of the closing sales prices of the Common Stock as reported by NASDAQ for the five (5) trading days ending on the Repurchase Calculation Date in the over-the-counter market.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 10(a) hereof.

“New Option” shall have the meaning set forth in the recitals.

“1997 Plan” shall have the meaning set forth in the recitals.

“Notice” shall have the meaning set forth in Section 9(b) hereof.

“Offeror” shall have the meaning set forth in Section 4(a) hereof.

“Option” shall have the meaning set forth in the recitals.

“Option Excess Price” shall mean the aggregate amount paid or payable by Holdco in respect of Exercisable Option Shares pursuant to Section 5 or 6, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the recitals.

“Option Stock” shall have the meaning set forth in Section 3(a) hereof.

“Original Base Price” shall have the meaning set forth in the recitals.

“Original Management Stockholder’s Agreement” shall have the meaning set forth in the recitals.

“Original Option Plan” shall have the meaning set forth in the recitals.

“Original Stock Option Agreement” shall have the meaning set forth in the recitals.

“Other Management Stockholders” shall have the meaning set forth in the recitals.

“Other Management Stockholders’ Agreements” shall have the meaning set forth in the recitals.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Permanent Disability” shall mean “Disability” or “Permanent Disability” (as applicable) as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Management Stockholder and Holdco or any of its subsidiaries or Rule 405 Affiliates; or, if there is no such employment or change-in-control agreement, “Permanent Disability” shall mean the Management Stockholder becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months to perform substantially all of the material elements of the Management Stockholder’s duties with Holdco or any subsidiary or Rule 405 Affiliate thereof.  Any question as to the existence of the Permanent Disability of the Management Stockholder as to which the Management Stockholder and Holdco cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Management Stockholder and Holdco.  If the Management Stockholder and Holdco cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing.  The determination of Permanent Disability made in writing to Holdco and the Management Stockholder shall be final and conclusive for all purposes of this Agreement.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a).

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Providence” shall have the meaning set forth in the recitals.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the recitals.

“Qualified Public Offering” shall mean a Public Offering, which results in an active trading market of 25% or more of the Common Stock.

“Registration Rights Agreement” shall mean the Amended and Restated Registration Rights Agreement, entered into as of the Effective Date and amended and restated as of October 14, 2004, among PanAmSat Holding Corporation, Constellation, LLC, Carlyle PanAmSat I, L.L.C., Carlyle PanAmSat II, L.L.C., PEP PAS, LLC and PEOP PAS, LLC.

“Repurchase Calculation Date” shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs.

“Repurchase Eligibility Date” shall have the meaning set forth in Section 5(c) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by Holdco pursuant to Section 5(a), Section 6(a), 6(b), or 6(c), as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, Holdco, the Company, its subsidiaries, the Investors and their respective Rule 405 Affiliates.

“Rollover Agreement” shall have the meaning set forth in the recitals.

“Rollover Option” shall have the meaning set forth in the recitals.

“Rule 405 Affiliate” shall mean an affiliate of Holdco as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted in good faith by the Holdco Board.

“Sale Participation Agreement” shall mean that certain amended and restated sale participation agreement entered into by and between the Management Stockholder and the Investors as of the Effective Date and amended and restated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Stock” shall have the meaning set forth in Section 3(a) hereof.

“Stock Option Agreement” shall have the meaning set forth in the recitals.

“Stock Purchase Closing” shall have the meaning set forth in the Transaction Agreement.

“Stock Split” shall have the meaning set forth in the recitals

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Transaction Agreement” shall have the meaning set forth in the recitals.

“Transfer” shall have the meaning set forth in Section 3.

8.             Holdco’s and the Company’s Representations and Warranties.

(a)  Holdco represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by Holdco and is enforceable against Holdco in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)  If Holdco becomes subject to the reporting requirements of Section 12 of the Exchange Act, Holdco will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 8(b), Holdco may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

(c)  The Company represents and warrants to the Management Stockholder that this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms.

9.             “Piggyback” Registration Rights.  Effective upon the date of this Agreement and until the later of (i) the first occurrence of a Qualified Public Offering and (ii) the fifth anniversary of the Effective Date:

(a)  The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 2 of the Registration Rights Agreement entered into by and among Holdco and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed in writing to be bound), and, if any of the Investors is selling stock, whether or not before the IPO Date (as defined in the Registration Rights Agreement), shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in a public offering and any rights to indemnification and/or contribution from Holdco and/or the Investors), in each case as if the Management Stockholder were an original party (other than Holdco) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Registration Rights Agreement unless the Management Stockholder consents in writing thereto provided that such consent will not be unreasonably withheld.  All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b)  In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, Holdco will promptly notify the Management Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”).  If within fifteen (15) days of the receipt by the Management Stockholder of such Notice, Holdco receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and Holdco), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)  The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by the selling Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors and the denominator of which is the aggregate number of shares of Stock owned by the selling Investors and any investment partnerships and investment limited liability companies investing with the selling Investors or (ii) the maximum number of shares of Stock which Holdco can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9).

(d)  If a Proposed Registration involves an underwritten offering and the managing underwriter advises Holdco in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by t Holdco, then Holdco will include in the Proposed Registration (i) first, 100% of the shares of Stock Holdco proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors, the Management Stockholder and all Other Management Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)  Upon delivering a Request the Management Stockholder will, if requested by Holdco, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to Holdco with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f)  The Management Stockholder agrees that he will execute such other agreements as Holdco may reasonably request to further evidence the provisions of this Section 9.

10.           Pro Rata Repurchases; Dividends.  (a)  Notwithstanding anything to the contrary contained in Section 5 or 6, if at any time consummation of any purchase or payment to be made by Holdco pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then Holdco shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to Holdco) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”).  The provisions of Section 5(c) and 6(e) shall apply in their entirety to payments and repurchases with respect to shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 10(a).  Until all of such Stock is purchased and paid for by Holdco, the Management Stockholder and the Other Management Stockholders whose Stock is not purchased in accordance with this Section 10(a) shall have priority, on a pro rata basis, over other purchases of Stock by Holdco pursuant to this Agreement and Other Management Stockholders’ Agreements.

(b)  In the event any dividends are paid with respect to the Stock, the Management Stockholder will be treated in the same manner as all other holders of Common Stock with respect to shares of Stock then owned by the Management Stockholder, and, with respect to any Options held by the Management Stockholder, in accordance, as applicable, with Section 2.4 of the Stock Option Agreement.

11.           Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit Holdco from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant Holdco the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Holdco Board.

12.           Covenant Regarding 83(b) Election.  Except as Holdco may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired upon each exercise of the Management Stockholder’s Options and any grant of restricted Stock; and Management Stockholder further covenants and agrees that he will furnish Holdco with copies of the forms of election the Management Stockholder files within thirty (30) days after the date hereof, and within thirty (30) days after each exercise of Management Stockholder’s Options and with evidence that each such election has been filed in a timely manner.

13.           Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide Holdco with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The Management Stockholder shall notify Holdco as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

14.           Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of Holdco or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of Holdco (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

15.           Management Stockholder’s Employment by Holdco.  Nothing contained in this Agreement or in any other agreement entered into by Holdco or the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter or letter of employment provided to the Management Stockholder by Holdco or the Company or any employment agreement entered by and between the Management Stockholder and Holdco or the Company) (i) obligates Holdco or any subsidiary of Holdco to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts Holdco (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither Holdco nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by Holdco or any subsidiary of Holdco.

16.           Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) or Section 3 (other than clauses (c) or (d) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to Holdco and the Company a valid undertaking and becomes bound by the terms of this Agreement.

17.           Amendment.  This Agreement may be amended only by a written instrument signed by the Parties hereto.

18.           Closing.  Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of Holdco on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

19.           Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)  The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)  In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place within 100 miles of the New York City metropolitan area.  The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)  Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that Holdco, the Company, its subsidiaries, the Investors and any of their respective Rule 405 Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 24(a) of this Agreement.

(d)  In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

20.           Assignability of Certain Rights by Holdco.  Holdco shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof.

21.           Miscellaneous.

(a)  In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b)  If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

22.           Withholding.  Holdco, the Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.

23.           Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)  If to the Company or Holdco, to it at the following address:

PanAmSat Corporation
20 Westport Road
Wilton, CT 06897

Attention: James Cuminale, Esq.

PanAmSat Holding Corporation
20 Westport Road
Wilton, CT 06897
Attention: James Cuminale, Esq.

with copies to:

Kohlberg Kravis Roberts & Co.
9 West 57th Street
New York, New York 10019
Attention: Alexander Navab

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:	Gary I. Horowitz, Esq.
Marni J. Lerner, Esq.
Telecopy: (212) 455-2502

(b)  If to the Management Stockholder, to him at the address set forth below under his signature;

or at such other address as either party shall have specified by notice in writing to the other.

24.           Confidential Information; Covenant Not to Compete.

(a)  In consideration of Holdco and the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of the Management Stockholder’s commencement of employment with Holdco or its Subsidiaries, without Holdco’s prior written consent, the Management Stockholder shall not, directly or indirectly, (i) at any time during or after the Management Stockholder’s employment with Holdco or its Subsidiaries, disclose any Confidential Information pertaining to the business of Holdco or any of its Subsidiaries, except when required to perform his or her duties to Holdco or one of its Subsidiaries, by law or judicial process; or (ii) at any time during the Management Stockholder’s employment with Holdco or its Subsidiaries and for a period of eighteen months thereafter, directly or indirectly (A) act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly or indirectly competes with the business of Holdco, the Company or any of its other Subsidiaries in, (1) the sale or lease of, or the provision of satellite services via transponder capacity on satellites operating in geostationary earth orbit; or (2) the provision of telemetry, tracking and control services for such satellites and for other satellites operating in geostationary earth orbit or any of their successors or any other satellite company or its satellite-related affiliate, (B) solicit customers or clients of Holdco or any of its Subsidiaries to terminate their relationship with Holdco or any of its Subsidiaries or otherwise solicit such customers or clients to compete with any business of Holdco or any of its Subsidiaries or (C) solicit or offer employment to any person who has been employed by Holdco or any of its Subsidiaries at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment.  If the Management Stockholder is bound by any other agreement with Holdco or the Company regarding the use or disclosure of confidential information, the provisions of that agreement shall control with respect to the use or disclosure of confidential information, and this Section 24(a) shall not apply.

(b)  Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Further, for those Management Stockholders who are practicing attorneys, the restrictions stated in clause (a) above shall be effective and binding to the extent permissible under any applicable Rule of Professional Conduct or Code of Professional Responsibility.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, Holdco or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)  In the event that the Management Stockholder breaches any of the provisions of Section 24(a), in addition to all other remedies that may be available to Holdco, such Management Stockholder shall be required to pay to Holdco or such third party identified by Holdco any amounts actually paid to him or her by Holdco in respect of any repurchase by Holdco of the New Option or shares of Common Stock underlying the New Option held by such Management Stockholder.

25.           Termination of Certain Provisions.

The provisions contained in Section 4 and the portion of any other provision of this Agreement that incorporates the provisions of Section 4, shall terminate, and be of no further force or effect upon the consummation of a Qualified Public Offering.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PANAMSAT CORPORATION

By:

Name:

Title:

PANAMSAT HOLDING CORPORATION

By:

Name:

Title:

MANAGEMENT STOCKHOLDER:

Name:

ADDRESS: